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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this joint proxy registration statement on Form S-4 of our report dated February 26, 1998, on our audits of the financial statements and financial statement schedules of Tower Realty Trust, Inc. as of December 31, 1997 and for the period from March 27, 1997 through December 31, 1997 and Tower Predecessor for the period from January 1, 1997 through October 15, 1997 and as of and for the years ended December 31, 1996 and 1995. We also consent to the reference to our firm under the caption "Experts".

                                          PricewaterhouseCoopers LLP

New York, New York
March 10, 1999